UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-71606-A	23-2442709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2099 S. College Blvd., Suite 210, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 860-7600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2007, Naturade, Inc. (the “Company”) received back from the State of Delaware an authenticated copy of the amendment to its certificate of incorporation the Company filed with the State of Delaware on November 26, 2007 (the” Amendment”). This Amendment is effective as of November 26, 2007. Pursuant to the Amendment, the authorized shares of stock which the Company is authorized to issue will be changed to 300,117,264 shares, 250,000,000 of which shall be Common Stock with a par value of $.0001 per share, 117,264 of which shall be Non-Voting Common Stock with a par value of $.0001 per share, and 50,000,000 of which shall be Preferred Stock with a par value of $.0001 per share (the “Amendment.”)  The Company will issue 150,475,388 shares of Common Stock to Redux Holdings, Inc.  (“Redux”), so that Redux will hold 95%, or 181,025,388 of the issued Common Stock, as previously disclosed, at the time that the Company emerged from bankruptcy. 9,420,388 shares of Common Stock , or 5%, will be held by third parties. 3,372,345 shares of Common Stock that should have been transferred to Redux by Quincy Investments Corp. pursuant to contract are under stop orders with the Company’s transfer agent. These shares are not included in the computation of the 95% position. Redux and Naturade are taking steps to have the 3,372,345 shares cancelled. Subsequent to the Company’s emergence from bankruptcy, an additional three million shares of Common Stock are being issued to Directors as compensation.  Accordingly, the number of shares of the Company’s Common Stock that are issued and outstanding is increasing from 43,332,733 to 193,553,040. All of these actions are pursuant to the Section 7.5 of the Company’s Fifth Amended Chapter 11 Plan of Reorganization (In re Naturade, Inc., a Delaware corporation, dba Ageless, dba Symbotics, dba Re-Vivex, Debtor and Debtor in Possession, Case No.  SA:06-11493 RK), which, as modified, was confirmed by the United States District Bankruptcy Court for the Central District of California, Santa Ana Division and became effective on November 9, 2007.  Also pursuant to the Section 6.8.3 of the Plan and under Section 1145(a) of the Federal Bankruptcy Code, all of the shares of Common Stock issued to Redux are exempt from the registration requirements of the securities statutes.   This information is being filed for clarification only, as the plan to issue shares to Redux, so it holds 95% of the issued Common Stock, has previously been disclosed in public filings.

Item 9.01 Financial Statements and Exhibits

9.1.1 Certificate of Amendment to Certificate of Incorporation of Naturade, Inc., filed November 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc. (Registrant)

Date: December 12, 2007
By:	/s/ Adam Michelin
Adam Michelin,
Chief Executive Officer